                                                                  Exhibit 4.5(b)

                 SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

                         dated as of November 12, 1996


          LYONDELL-CITGO REFINING COMPANY LTD., a Texas limited liability company (the "Borrower"), the LENDERS listed on the signature pages hereof and any Lender hereafter becoming a party to the below-mentioned Agreement in accordance with the provisions thereof, ABN AMRO BANK N.V., THE BANK OF NOVA SCOTIA, CREDIT LYONNAIS, THE FIRST NATIONAL BANK OF CHICAGO and THE INDUSTRIAL BANK OF JAPAN, LTD., as Co-Agents, and THE BANK OF NEW YORK, as Agent and as Issuer, agree to this Second Amendment (this "Amendment"), dated as of November 12, 1996 (the "Amendment Date"), to the Revolving Credit Agreement, dated as of May 5, 1995, among the Borrower, the Lenders parties thereto, such Co-Agents and such Agent and Issuer, as previously amended (the "Agreement"; capitalized terms used but not otherwise defined herein having the meanings assigned to them in the Agreement, and references herein to Sections being references to Sections of the Agreement unless indicated otherwise), as follows:

          Section 1.  Amendments.    Subject to the terms and provisions herein
                      ----------
set forth, effective as of the Amendment Date, the Agreement hereby is amended in the following respects:

          (a) The following definitions are added to Section 1.01 immediately following the definition of "Accumulated Funding Deficiency":

               "Adjusted Average Debt to EBITDA Ratio" means (a) as of September
               -------------------------------------
     30, 1997, the ratio of (i) Average Consolidated Indebtedness over the Borrower's four most recently ended fiscal quarters to (ii) Consolidated EBITDA for the Borrower's fiscal quarter ending on such date and for the preceding fiscal quarter, multiplied by 2, and (b) as of December 31, 1997, the ratio of (i) Average Consolidated Indebtedness over the Borrower's four most recently ended fiscal quarters to (ii) Consolidated EBITDA for the Borrower's fiscal quarter ending on such date and for the preceding two fiscal quarters, multiplied by 4/3.

               "Adjusted Coverage Ratio" means (a) as of September 30, 1997, the
                -----------------------
     ratio of (i) Consolidated EBIT for the Borrower's fiscal quarter ending on such date and for the preceding fiscal quarter, multiplied by 2, to (ii) Consolidated Interest Expense for the Borrower's four most recently ended fiscal quarters and (b) as of December 31, 1997, the ratio of (i) Consolidated EBIT for the Borrower's fiscal quarter ending on such date and for the preceding two fiscal quarters, multiplied by

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     4/3, to (ii) Consolidated Interest Expense for the Borrower's four most recently ended fiscal quarters.

          (b) The definition of "Applicable Margin" set forth in Section 1.01 is amended to provide that (i) for the period commencing on the Amendment Date and ending on the last day of the Pre-Completion Period, the per annum percentage shall be 0.750%, in lieu of the per annum percentages set forth in column B of such definition for such period, and (ii) for the period commencing on the first day of the Post-Completion Period and ending on the Determination Date next succeeding the fiscal quarter of the Borrower ending September 30, 1997, the per annum percentage shall be 0.650%, in lieu of the per annum percentages set forth in column C of such definition for such period.

          (c) The obligation of the Borrower to comply with Section 7.16(b) is suspended for the fiscal quarters of the Borrower ending December 31, 1996, March 31, 1997, June 30, 1997, September 30, 1997 and December 31, 1997.

          (d) The obligation of the Borrower to comply with Section 7.16(d) is hereby suspended for the fiscal quarters of the Borrower ending September 30, 1996, December 31, 1996, March 31, 1997, June 30, 1997, September 30, 1997 and
December 31, 1997.

          (e) In lieu of the covenants set forth in Sections 7.16(b) and 7.16(d), the Borrower shall not permit, at the end of the relevant fiscal quarter, (i) Consolidated EBITDA (A) for the fiscal year of the Borrower ending December 31, 1996 to be less than $40,000,000, (B) for the four fiscal quarters of the Borrower ending March 31, 1997 to be less than $18,000,000 and (C) for the four fiscal quarters of the Borrower ending June 30, 1997 to be less than $60,000,000, (ii) the Adjusted Coverage Ratio as of September 30, 1997 and December 31, 1997 to be less than 2.00 to 1.00 and (iii) the Adjusted Average Debt to EBITDA Ratio (A) as of September 30, 1997 to be greater than 4.5 to 1.0 and (B) as of December 31, 1997 to be greater than 4.0 to 1.0.

          (f) Section 2.01(d)(vii) is amended by adding at the end thereof, the following:

          Notwithstanding the foregoing, any Lender which has made a Competitive Loan may agree from time to time (but in no event more than three times with respect to any one Competitive Loan) with the Borrower in writing, signed only by such Lender and the Borrower, to extend the Interest Period applicable to such Loan or to increase the interest rate applicable to such Loan, or both.
The Borrower shall promptly notify the Agent of each such agreement, and the Agent shall thereafter promptly notify the other Lenders thereof.

          Section 2.  Waiver.  (a) The Borrower's failure to comply with Section
                      ------
7.16(d) as of September 30, 1996 and the resulting Event of Default under
Section 8.01(c)(i) are hereby waived and (b) the Event of Default under Section 8.01(d)(iii) resulting from the

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Borrower's failure to comply with Section 7.16(d) of the Term Credit Agreement is hereby waived, subject to the Second Amendment to Credit Agreement of even date herewith, which amends the Term Credit Agreement, becoming effective in accordance with the terms thereof.

          Section 3.  Amendment Fee; Other Fees and Expenses.  On the Amendment
                      --------------------------------------
Date, the Borrower shall pay to the Agent for the account of each Lender executing and delivering this Amendment an amendment fee equal to .05% of such Lender's Commitment. The Borrower agrees to pay to the Agent for the account of counsel to the Agent all reasonable fees and expenses of such counsel in connection with this Amendment.

          Section 4.  Effect of Amendments and Waiver.   Except for the
                      -------------------------------
amendments and waivers evidenced hereby, the Agreement and other Loan Documents remain in full force and effect, and the Agreement, as amended hereby, and the other Loan Documents are hereby ratified and confirmed by the Borrower. The execution and delivery of this Amendment shall not, except as specifically set forth herein, operate as an amendment or waiver of compliance by the Borrower with respect to any other provision or condition of the Agreement, as amended hereby, or any other Loan Document, or of any right, power or remedy of the Agent, any Co-Agent, any Lender or the Issuer under the Agreement, as amended hereby, or any other Loan Document, or prejudice any right or remedy that the Agent, any Co-Agent, any Lender or the Issuer may now have or may have in the future with respect to any Default, or otherwise, under or in connection with the Agreement, as amended hereby, or any other Loan Document.

          Section 5.  Conditions to Effectiveness.  The effectiveness of the
                      ---------------------------
amendments and waivers made by this Amendment to the Agreement is subject to its execution by the Agent and the Issuer and the Agent's receipt on or before the Amendment Date of (a) counterparts of this Amendment signed by the Borrower and the Required Lenders, (b) receipt by the Agent of the amendment fee provided for in Section 3 of this Amendment and (c) each of the following, in sufficient number for each of the Lenders, the Co-Agents and the Issuer and in form and substance reasonably satisfactory to the Agent: (i) a copy, certified by the Secretary of the Borrower under date of the Amendment Date, of the resolutions adopted by Owners Committee Action taken by the Owners Committee in accordance with the applicable requirements of the Regulations to authorize the execution and delivery of this Amendment and the carrying out of the provisions hereof and of the Agreement, as amended hereby; (ii) a certificate of a Responsible Officer, dated the Amendment Date, to the effect that on and as of the Amendment Date, after giving effect to this Amendment, (A) the representations and warranties set forth in Article V of the Agreement are true and correct in all material respects (unless made as of a specific date as set forth in that Article) and (B) no Default exists; and (iii) an opinion of the general counsel of the Borrower, dated the Amendment Date, to the effect that this Amendment has been duly authorized by Owners Committee Action and validly executed and delivered by the Borrower.

          Section 6.  Miscellaneous.  This Amendment is governed by the terms
                      -------------
and

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other provisions of Sections 1.02, 1.03, 10.05, 10.07, 10.10 (the first sentence thereof) and 10.12 as if this Amendment were the Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers all as of the Amendment Date.

                         LYONDELL-CITGO REFINING COMPANY LTD.



                         By:
                            ----------------------------------------------------
                            Name:  D. Lyndon James
                            Title: Vice President and Controller


                         THE BANK OF NEW YORK,
                              As Agent, as Issuer and as a Lender



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________


                         OTHER LENDERS:

                         ABN AMRO BANK N.V. HOUSTON AGENCY

                         By:      ABN AMRO North America, Inc., as agent



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________

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                         THE BANK OF NOVA SCOTIA



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________


                         BANQUE NATIONALE DE PARIS,
                               HOUSTON AGENCY



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________


                         CAISSE NATIONALE DE CREDIT AGRICOLE



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________


                         CREDIT LYONNAIS CAYMAN ISLAND BRANCH



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________

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

                         THE FIRST NATIONAL BANK OF CHICAGO



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________


                         THE INDUSTRIAL BANK OF JAPAN, LTD.



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________


                         NATIONSBANK OF TEXAS, N.A.



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________


                         THE NIPPON CREDIT BANK, LTD.
                             NEW YORK BRANCH



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________

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                         PNC BANK, NATIONAL ASSOCIATION



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________


                         ROYAL BANK OF CANADA



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________


                         THE SANWA BANK LIMITED
                              DALLAS AGENCY



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________


                         SOCIETE GENERALE, SOUTHWEST AGENCY



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________


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

                         THE TOYO TRUST & BANKING CO., LTD.
                                NEW YORK BRANCH



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________


                         WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                               NEW YORK AND CAYMAN
                               ISLANDS BRANCHES



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________



                         By:____________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________